Exhibit 10.39

NOTE CANCELLATION AND STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (the “Agreement”) is dated as of December 21, 2012 by and among GrubHub, Inc., a Delaware corporation (the “Company”), and Matt Maloney and the MATT AND HOLLY MALONEY FAMILY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Trust”, and collectively, with Matt Maloney, the “Stockholder”). Collectively, the Company and Stockholder are referred to herein as the “Parties” and individually each is sometimes referred to herein as a “Party”.

W I T N E S S E T H:

WHEREAS, Stockholder owns certain shares of the Common Stock of the Company;

WHEREAS, Stockholder issued the Company a Promissory Note (the “Note”) in the original principal amount of $283,742.94 dated November 3, 2010;

WHEREAS, $25,187.05 in interest is accrued and unpaid under the Note as of the date hereof such that the total amount due under the Note is $308,929.99 (the “Unpaid Balance”);

WHEREAS, the Company’s Board of Directors has determined in good faith that the current fair market value of the Company’s Common Stock is $4.25 per share; and

WHEREAS, the Company wishes to accept from the Stockholder and the Stockholder wishes to sell to Company 72,690 shares (the “Repurchase Shares”) of the Company’s Common Stock in exchange for cancellation in full of the Unpaid Balance as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants and representations set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholder agree as follows:

1. Repurchase of Shares

(a) Repurchase. Stockholder hereby sells to Company, and Company hereby repurchases from such Stockholder, the Repurchase Shares held by such Stockholder, effective as of the date hereof, in accordance with all the terms and conditions of this Agreement (the “Repurchase”).

(b) Payment of Purchase Price. The consideration payable to Stockholder for the purchase of the Repurchase Shares held by such Stockholder (the “Repurchase Price”) shall be equal to the Unpaid Balance. Payment of such Repurchase Price shall be made by the cancellation in full by the Company of the Note, subject to delivery of the certificate representing the Repurchase Shares in accordance with subsection (c) below.

(c) Delivery of Certificates. Stockholder (i) shall deliver to the Company the certificate evidencing the Repurchase Shares being repurchased from such Stockholder and (ii) agrees to execute any other documents reasonably requested by the Company, including a stock power and assignment, to transfer the applicable number of Repurchase Shares repurchased from such Stockholder to the Company and effect the intent of this Agreement.

(d) Value. The Parties agree that the fair market value of the Repurchase Shares (including for federal income tax purposes) is at least equal to the Unpaid Balance.

2. Representations and Warranties of Stockholder Stockholder represents and warrants to the Company as follows:

(a) Ownership of Shares. Such Stockholder is the sole and beneficial owner of the Repurchase Shares, either directly or through the Trust, and owns the Repurchase Shares free and clear of any liens, restrictions, claims or encumbrances of any kind (other than restrictions on transfer under applicable securities laws and under agreements between the Company and such Stockholder). Such Stockholder further represents that such Stockholder has good and marketable title to the Repurchase Shares and the full right and authority to transfer the Repurchase Shares to the Company pursuant to this Agreement.

(b) Authority; Enforceability; No Conflicts. Such Stockholder is acting on its or his own behalf and has full power, authority and capacity, as applicable, to enter into and to perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the compliance by such Stockholder with the provisions of this Agreement do not and will not violate any provision of applicable law or the organizational documents of such Stockholder, as applicable, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, any indenture, lease, agreement or other instrument to which such Stockholder is a party, or any decree, judgment, order, statute, rule or regulation applicable to such Stockholder.

(c) Offering. Such Stockholder has not offered the Repurchase Shares for sale to any person other than the Company.

(d) No Solicitation. Such Stockholder acknowledges that the Repurchase Shares are being sold to the Company at the request and election of the Stockholder and that the Company did not solicit such sale.

(e) Tax Liability. Such Stockholder has reviewed with Stockholder’s own tax advisors the federal, state, local and foreign tax consequences of the transaction contemplated by this Agreement. Such Stockholder relies solely on such advisors and not on any statements or representations of the Company or any of its agents for the federal, state, local and foreign tax consequences to such Stockholder that may result from the transaction contemplated by this Agreement. Such Stockholder understands that such Stockholder (and not the Company) shall be responsible for any tax liability of such Stockholder that may arise as a result of the transactions contemplated by this Agreement.

(f) Disclosure of Information. Such Stockholder represents that such Stockholder fully understands the transactions contemplated by this Agreement and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Repurchase and the business, properties, prospects and financial condition of the Company. Such Stockholder further acknowledges that (i) no independent appraisal was conducted to determine the purchase price to be paid for the Repurchase Shares; (ii) the Company cannot predict whether the value of the Repurchase Shares will increase or decrease in the future; and (iii) that by electing to participate in the Repurchase, such Stockholder will not realize any future increase with respect to the Repurchase Shares sold under this Agreement.

3. Representations and Warranties of the Company The Company represents and warrants to Stockholder that it has full corporate power and authority to enter into and to perform this Agreement in accordance with its terms. This Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights.

4. Miscellaneous Provisions

(a) Survival. The representations and warranties of the Company and the Stockholder shall survive the execution, delivery and performance of this Agreement.

(b) Further Assurances. The Company and Stockholder, respectively, shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(c) Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without giving effect to its choice of law provisions, as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Facsimile signatures will be considered original signatures for all applicable purposes.

(e) Entire Agreement. This Agreement and the agreements contemplated hereby set forth the entire understanding as the Parties hereto and supersede any prior and or written agreements and understandings with respect to the subject matter hereof.

(f) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the Parties.

(g) Binding Effect. All of the terms, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of and be enforceable by, the Parties and their respective predecessors, successors, assigns or other legal representatives, but this Agreement and the rights and obligations hereunder may only be assigned with the prior written consent of the Parties.

(h) Expenses. Each of the Parties shall bear their own legal and other expenses with respect to the transactions contemplated in this Agreement.

(i) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Note Cancellation and Stock Repurchase Agreement as of the date first set forth above.

THE COMPANY

GRUBHUB, INC., a Delaware corporation

By:

STOCKHOLDER

Matt Maloney

MATT AND HOLLY MALONEY FAMILY LIMITED PARTNERSHIP, a Delaware limited partnership

By:

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